Exhibit 10.5

          FIRST AMENDMENT OF PURCHASE AND SALE & EXPLORATION AGREEMENT
          ------------------------------------------------------------

THIS AGREEMENT is made and entered into effective the 1st day of January 2005, by and between NEW CENTURY ENERGY CORP. a Colorado corporation, successor to CENTURY RESOURCES, INC., , maintaining offices at 5851 San Felipe Suite 775, Houston ,Texas 77057 , herein referred to as "New Century" and AQUATIC CELLULOSE INTERNATIONAL CORPOPRATION, a Nevada corporation, with offices at 2504-43rd Street Suite 5, Vernon, B.C. Canada, VIT 6L1, herein after referred to as "Aquatic".

                                   WITNESSETH

     WHEREAS, New Century and Aquatic are parties to that certain PURCHASE AND SALE & EXPLORATION AGREEMENT , herein referred to as "Exploration Agreement" ,dated effective March 1, 2004 and

     WHEREAS, New Century and Aquatic desire to amend the Exploration Agreement in accordance with the following provisions hereof; and

     NOW, THEREFORE, in consideration of the mutual covenants and obligations contained in the Exploration Agreement and herein, New Century and Aquatic hereby amend the Exploration Agreement as follows:

                                   ARTICLE I.
                                   ----------

The Exploration Agreement is amended by deletion of the first two paragraphs following the section heading II. OPTION ON NEW PROJECTS AND EXPLORATION DRILLING PARTICIPATION, on page 4, and by insertion of the following:

"Subject to and in accordance with the terms, provisions and conditions set forth in this Agreement, Aquatic shall have an exclusive - transferable right,( transferable upon written consent of New Century, which consent cannot be unreasonably withheld), but not the obligation, to participate with New Century in new drilling prospects on a limited basis as follows:

     a. By acquiring up to seventy-five percent (75%) working interest in up to two (2) new drilling (exploration or development drilling) prospects in Wharton or Jackson Counties, Texas developed by New Century under the Viking International 3D Agreement. It is understood that upon Aquatics written notification of election to participate in drilling the selected prospects, the parties shall execute a Participation and Joint Operating Agreement governing all operations and activities on the prospect area, naming New Century Energy Corp as Operator and Aquatic or its assign as Non-Operator. The parties shall further execute such other instruments and or documents as Aquatic may reasonably request of New Century to consummate and evidence the transaction..

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     b.   By acquiring up to fifty percent (50%) working interest to participate in the drilling of the initial test well on oil and gas leases comprising the twenty five acre Isaac Holliday tract in the William Cooper Survey in Waller County, Texas (Brookshire Dome Field Area). If Aquatic does not elect to participate in the initial well on the Holliday tract, they will forfeit the right to participate in any subsequent wells proposed or drilled on the Holliday tract by New Century.

Aquatic will have the option to participate in these two project areas on a non-promoted basis, subject only to existing leasehold burdens or back-in interest or overrides reserved by Viking International under the Viking 3D Agreement. Aquatic will pay its pro-rata share of project expenses. If Aquatic elects in writing at its sole discretion, to participate in any of these prospects, Aquatic will upon presentation of an invoice and within 10 days, reimburse New Century for its pro-rata share of any third party expenses incurred by New
Century relating to the subject leases and project areas, including but not limited to lease bonus payments, landman and legal expenses, title expenses, geological and geophysical expenses. Aquatic will make its election to participate, on a prospect by prospect basis as they are presented to Aquatic by new Century. Aquatic will exercise this preferential right of participation within a period of 30 days are receipt of notice and detailed project information, including 3D seismic information from new Century as each prospect is presented, OR a shorter time period- if a time period less than 30 days has been imposed on New Century by a third party or mineral owner. New Century will provide such prospect project information to Aquatic prior to the expiration of the term of this agreement. (See Article IV below)

If Aquatic declines to participate or rejects any individual prospect , within the allotted time period to respond, then New Century shall own the project or prospect free and clear of this Agreement, and Century shall have the right to market same to third parties without further obligation to Aquatic. "

                                  ARTICLE I I.
                                ---------------

The Exploration Agreement is amended by deletion under the section heading A. PROJECT AREAS., on page 4. all of SUB PARAGRAPHS C.; D.; AND E.

                                  ARTICLE III.
                                  -------------

The Exploration Agreement is amended by deletion of the paragraph following the section heading B. STOCK CONSIDERATION FOR THIS OPTION ON NEW PROJECTS AND EXPLORATION DRILLING PARTICIPATION, on page 4, and by insertion of the following:

     " As partial consideration hereunder, Aquatic shall deliver to New Century shares in Aquatic Cellulose International Corporation, as detailed on Exhibit "C" attached to and made a part of this Agreement."

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                                  ARTICLE IV.
                                  ------------

The Exploration Agreement is amended by deletion of the following under section heading

C.     GENERAL PROVISIONS,    3. TERM.  on page 5, and by insertion of the
following:

     3. "Term. The term of the Agreement shall be for a period of one (1) year beginning on January 1, 2005 and ending on December 31, 2005. If Aquatic fails to exercise its right to participate in any prospects under SECTION II OPTION ON NEW PROJECTS AND EXPLORATION DRILLING PARTICIPATION - ARTICLE I on page 4., this right to participate will automatically terminate on the earlier of the following, the date Aquatic elects in writing not to participate in the drilling prospects or December 31, 2005, which ever is earlier. Upon termination of this Agreement there will be no further obligations or liabilities on the part of either party, except for existing obligations under the Operating Agreement or for prospects and properties jointly owned, or any work or drilling in progress as of said termination date. Aquatic at its sole discretion may at any time terminate this Agreement by delivering written notice to New Century of Aquatic's election to terminate this Agreement, whereupon this Agreement will terminate without further obligation or liabilities on the part of New Century or Aquatic, except those obligation for any work in progress, and for those obligation set forth in the Operating Agreement."

                                   ARTICLE V.
                                  -----------

The Exploration Agreement is amended by deletion of EXHIBIT "A-1" in its entirety.

                                  ARTICLE VI.
                                  ------------

The  Exploration  Agreement  is  amended  by deletion of the shares allocated to
EDWARD  R.  DESTEFANO  ..... 3.45 MILLION/ (15%) CONTAINED IN EXHIBIT "C" and by
the  insertion  of  the  following:

NEW CENTURY ENERGY CORP.---------------------------------------1.725 MILLION/
(7.5%)

                                  ARTICLE VII
                                  -----------

Except as expressly modified by this Amendment, the terms and conditions of the Purchase and Sale & Exploration Agreement shall remain in full force and effect.

All of the terms, provisions and conditions of this First Amendment shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement in the spaces provided below.

CENTURY RESOURCES, INC.                         NEW CENTURY ENERGY CORP.

By: /s/ Edward R. DeStefano                      By: /s/ Edward R. DeStefano
   --------------------------                       --------------------------
   EDWARD R. DeSTEFANO                              EDWARD R. DeSTEFANO
   President                                        PRESIDENT & CEO

AQUATIC CELLULOSE INTERNATIONAL CORP.

By: /s/ Sheridan Westgarde
   ---------------------------
   SHERIDAN WESTGARDE
   President and CEO

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